SCHEDULE 14A
                               (RULE 14a-101)

                          SCHEDULE 14A INFORMATION

             PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )


Filed by the Registrant {X}

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Check the appropriate box:

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     {_} Confidential, For Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
{_}  Definitive Proxy Statement
{_}  Definitive Additional Materials
{X}  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              AMP INCORPORATED
                        ----------------------------
              (Name of Registrant as specified in its charter)

                        ----------------------------
   (Name of person(s) filing proxy statement, if other than Registrant)


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-----
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FOR IMMEDIATE RELEASE

Contacts:
Richard Skaare                            Dan Katcher / Joele Frank
AMP Corporate Communication               Abernathy MacGregor Frank
717/592-2323                              212/371-5999

Doug Wilburne
AMP Investor Relations
717/592-4965


           AMP CITES IRRECONCILABLE CONFLICTS OF INTEREST
                          OF ALLIEDSIGNAL NOMINEES


HARRISBURG, PENNSYLVANIA (SEPTEMBER 8, 1998) - AMP Incorporated (NYSE: AMP) sent the following letter to AMP shareholders:


September 5, 1998


Dear Fellow Shareholder:

      AlliedSignal wants to buy AMP, and it stands to reason that they would want to pay the lowest possible price for your shares. AMP's Board of Directors has rejected AlliedSignal's offer and recommends that you NOT tender any of your shares.

      AlliedSignal, obviously displeased with your Board's decision, also wants to more than double the size of your Board -- and "pack" it with 17 new directors who we believe will pursue AlliedSignal's interests. IT IS CLEAR THAT EVERY ONE OF ALLIEDSIGNAL'S 17 NOMINEES, IF PUT ON AMP'S BOARD, WOULD HAVE IRRECONCILABLE CONFLICTS OF INTEREST.

Here's why:

      o Every one of AlliedSignal's 17 nominees is a director or executive officer of AlliedSignal -- and several of them serve AlliedSignal in both capacities.

      o Not a single one of AlliedSignal's 17 nominees can claim that he or she would have undivided loyalty to AMP -- and every one of them has a duty of loyalty to AlliedSignal and AlliedSignal's own shareholders under Delaware law.

      o AlliedSignal is indemnifying each of their 17 nominees "to the fullest extent permitted by Delaware law" -- EVEN IF THEY BREACH THEIR FIDUCIARY DUTIES TO AMP.

      o AlliedSignal owns only 100 shares of AMP stock and currently cannot complete its tender offer until November 1999 -- yet AlliedSignal wants to take control of AMP's Board now.

      In sharp contrast, AMP has in place an overwhelmingly independent Board of Directors. Your Board, acting solely in the best interests of AMP, has determined that the best opportunity for value is AMP's Profit Improvement Plan -- not AlliedSignal's opportunistic, inadequate bid. AT THIS CRITICAL TIME, WITH THE VALUE OF YOUR INVESTMENT IN AMP AT STAKE, YOU NEED AND DESERVE AN INDEPENDENT BOARD OF DIRECTORS WITH UNDIVIDED LOYALTY.

      You will be asked to make some important decisions concerning your investment in AMP. In making those decisions, we urge you to keep in mind the following:

      o Implementation of AMP's Profit Improvement Plan is now being accelerated.

      o Positive results of the Plan are expected to be reflected in the fourth quarter of this year.

      o The Plan is expected to generate an operating margin of 13.5% in 1999 with an EPS of at least $2.30, and an operating margin of 16.5% in 2000 with an EPS of at least $3.00.

      o We are actively pursuing ways to accelerate the benefits of this Plan and exploring options to INCREASE VALUE FURTHER IN THE NEARER TERM.


THE PROFIT IMPROVEMENT PLAN IS DESIGNED TO BENEFIT YOU. DON'T LET
ALLIEDSIGNAL CAPTURE OUR FUTURE FOR THE BENEFIT OF ITS OWN SHAREHOLDERS!

      You can best protect your interests by NOT tendering any of your shares to AlliedSignal and NOT signing any consent that will be solicited by AlliedSignal.

      We thank you for your continued support.


                                      Sincerely,

                                      /s/ Robert Ripp
                                      Robert Ripp
                                      Chairman and Chief Executive Officer




       PARTICIPANT INFORMATION AND FORWARD-LOOKING STATEMENTS

AMP and certain other persons named below may be deemed to be participants in the solicitation of revocations of consents in response to AlliedSignal's consent solicitation. The participants in this solicitation may include the directors of AMP (Ralph D. DeNunzio, Barbara H. Franklin, Joseph M. Hixon III, William J. Hudson, Jr., Joseph M. Magliochetti, Harold
A. McInnes, Jerome J. Meyer, John C. Morley, Robert Ripp, Paul G. Schloemer and Takeo Shiina); the following executive officers of AMP: Robert Ripp (Chairman and Chief Executive Officer), William J. Hudson (Vice Chairman), James E. Marley (former Chairman), William S. Urkiel (Corporate Vice President and Chief Financial Officer), Herbert M. Cole (Senior Vice President for Operations), Juergen W. Gromer (Senior Vice President, Global Industry Businesses), Richard P. Clark (Divisional Vice President, Global Wireless Products Group), Thomas DiClemente (Corporate Vice President and President, Europe, Middle East, Africa), Rudolf Gassner (Corporate Vice President and President, Global Personal Computer Division), Charles W. Goonrey (Corporate Vice President and General Legal Counsel), John E. Gurski (Corporate Vice President and President, Global Value-Added Operations and President, Global Operations Division), David F. Henschel (Corporate Secretary), John H. Kegel (Corporate Vice President, Asia/Pacific), Mark E. Lang (Corporate Controller), Philippe Lemaitre (Corporate Vice President and Chief Technology Officer), Joseph C. Overbaugh (Corporate Treasurer), Nazario Proietto (Corporate Vice President and President, Global Consumer, Industrial and Power Technology Division); and the following other members of management and employees of AMP: Richard Skaare (Director, Corporate Communication), Douglas Wilburne (Director, Investor Relations), Mary Rakoczy (Manager, Shareholder Services), Dorothy
J. Hiller (Assistant Manager, Shareholder Services) and Melissa E. Witsil (Communications Assistant). As of the date of this communication, none of the foregoing participants individually beneficially own in excess of 1% of AMP's common stock or in the aggregate in excess of 2% of AMP's common stock.

AMP has retained Credit Suisse First Boston Corporation ("CSFB") and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to act as its financial advisors in connection with the AlliedSignal Offer, for which CSFB and DLJ will receive customary fees, as well as reimbursement of reasonable out-of-pocket expenses. In addition, AMP has agreed to indemnify CSFB, DLJ and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, arising out of their engagement. CSFB and DLJ are investment banking firms that provide a full range of financial services for institutional and individual clients. Neither CSFB nor DLJ admits that it or any of its directors, officers or employees is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the solicitation, or that Schedule 14A requires the disclosure of certain information concerning either CSFB or DLJ. In connection with CSFB's role as financial advisor to AMP, CSFB and the following investment banking employees of CSFB may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of AMP: Alan Howard, Steven Koch, Scott Lindsay, and Lawrence Hamdan. In connection with DLJ's role as financial advisor to AMP, DLJ and the following investment banking employees of DLJ may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of AMP: Douglas V. Brown and Herald L. Ritch. In the normal course of its business, each of CSFB and DLJ regularly buys and sells securities issued by AMP for its own account and for the accounts of its customers, which transactions may result in CSFB, DLJ or the associates of either of them having a net "long" or net "short" position in AMP securities, or option contracts or other derivatives in or relating to such securities. As of September 1, 1998, DLJ held no shares of AMP common stock for its own account and CSFB had a net long position of 118,566 shares of AMP common stock.

This release contains certain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Such statements should be considered as subject to risks and uncertainties that exist in AMP's operations and business environment and could render actual outcomes and results materially different than predicted. For a description of some of the factors or uncertainties which could cause actual results to differ, reference is made to the section entitled "Cautionary Statements for Purposes of the 'Safe Harbor ' " in AMP's Annual Report on Form 10-K for the year ended December 31, 1997. In addition, the realization of the benefits anticipated from the strategic initiatives described in the accompanying letter will be dependent, in part, on management's ability to execute its business plans and to motivate properly the AMP employees, whose attention has been distracted by the AlliedSignal offer and whose numbers will have been reduced as a result of these initiatives.